Exhibit 10.12

EXHIBIT F

CHANGE OF COMMENCEMENT DATE

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the “First Amendment”) is made as of November 1, 2011 by and between Sequoia M & P LLC (“Landlord”), and Ruckus Wireless, Inc., a Delaware corporation (“Tenant”), with reference to that certain Lease Agreement (the “Lease”), dated October 31, 2011, by and between Landlord and Tenant for the leasing of certain premises (the “Premises”) located at 685 Maude Avenue, Sunnyvale, California, as more particularly described in the Lease.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant and Tenant hereby agree as follows:

1.      The Commencement Date shall be November 4, 2011.

2.      The Expiration Date of the initial term of the Lease shall be May 3, 2013.

3.      All capitalized terms used in this First Amendment shall have the same meanings and definitions as set forth in the Lease.

4.      Landlord and Tenant hereby further agree that the Lease is in full force and effect, and that the terms and provisions of the Lease shall remain unchanged except as modified in this First Amendment.

5.      In the event of any conflict or inconsistency between the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall prevail.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date and year first written above in this First Amendment.

LANDLORD:			TENANT:

Sequoia M & P LLC a California limited liability company			Ruckus Wireless, Inc., a Delaware corporation

By:	JP DINAPOLI COMPANIES, INC.,		By:	/s/ Seamus Hennessy
	A California corporation, manager		Its:	CFO

	By:	/s/ John B. DiNapoli
John B. DiNapoli, Vice President